Exhibit 10.4

AMENDMENT AGREEMENT

Date: October 13, 2022

Parties:

Eastside	Eastside Distilling, Inc.

Bigger	Bigger Capital Fund, LP

District 2	District 2 Capital Fund LP

Premises:

A.	Bigger and District 2 (collectively, the “Bigger Funds”) hold the following Secured Convertible Promissory Notes issued by Eastside (the “Bigger Notes”), which Bigger Notes were issued pursuant to that certain Securities Purchase Agreement dated as of April 19, 2021, by and among Eastside and the Bigger Funds (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”):

(i)	that certain Secured Convertible Promissory Note dated as of April 19, 2021 made by Eastside, as maker, in favor of Bigger, as payee, in the principal amount of $1,500,000;

(ii)	that certain Secured Convertible Promissory Note dated as of May 13, 2021 made by Eastside, as maker, in favor of Bigger, as payee, in the principal amount of $150,000;

(iii)	that certain Secured Convertible Promissory Note dated as of April 19, 2021 made by Eastside, as maker, in favor of District 2, as payee, in the principal amount of $1,500,000; and

(iv)	that certain Secured Convertible Promissory Note dated as of May 13, 2021 made by Eastside, as maker, in favor of District 2, as payee, in the principal amount of $150,000.

B.	The Bigger Funds hold the following Warrants issued by Eastside (the “Bigger Warrants”):

(i)	that certain Warrant No. 2021-005 dated as of July 29, 2021 issued by Eastside in favor of Bigger; and

(ii)	that certain Warrant No. 2021-006 dated as of July 29, 2021 issued by Eastside in favor of District 2.

C.	The Parties executed the following letter agreements (the “Reload Offer Letters):

(i)	that certain letter agreement Re: Reload Offer of Common Stock Purchase Warrants, dated as of July 29, 2021, by and between Bigger and Eastside; and

(ii)	that certain letter agreement Re: Reload Offer of Common Stock Purchase Warrants, dated as of July 29, 2021, by and between District 2 and Eastside.

D.	The Parties executed an Accommodation Agreement dated April 1, 2022 (the “Accommodation Agreement”, and together with the Bigger Notes, the Bigger Warrants, the Purchase Agreement, the Transaction Documents (as defined in the Purchase Agreement) and the Reload Offer Letters collectively, the “Documents”)

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E.	The Parties are engaged in good faith negotiations towards a restructuring of their relationship and agree that relief from the imminent Maturity Date of the Bigger Notes and certain other provisions of the Documents would facilitate a mutually favorable resolution of the negotiations.

Agreement:

1.	The Bigger Notes are hereby amended to change the “Maturity Date” of the Bigger Notes to November 18, 2022 by eliminating the final sentence of the introductory paragraph in each Bigger Note and replacing that sentence with the following text: The entire principal amount hereunder shall be due and payable in full on November 18, 2022 (the “Maturity Date”), or on such earlier date as such principal amount may earlier become due and payable pursuant to the terms hereof.

2.	The Bigger Notes are further hereby amended by adding to the definition of “Excluded Securities” in Section 17 of each Bigger Note the following final clause: and (ix) securities issuable pursuant to the Amendment Agreement dated October 13, 2022.

3.	The Bigger Warrants are hereby amended by adding to the definition of “Excluded Securities” in Section 1 of each Bigger Warrant the following final clause: and (ix) securities issuable pursuant to the Amendment Agreement dated October 13, 2022.

4.	In addition, as consideration for the Bigger Funds’ agreement to enter into this Amendment Agreement, Eastside agrees to issue to each of the Bigger Funds ninety-six thousand, one hundred fifty-three (96,153) shares of Eastside common stock (the “Shares”). Certificates for the Shares shall be delivered to the Bigger Funds promptly after execution of this Amendment Agreement. Each of the Bigger Funds understands and agrees that the issuance of the Shares has not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act, and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

5.	On any Trading Day in April of 2023, the Bigger Funds, jointly and not separately, may surrender their certificates for the Shares to counsel for Eastside accompanied by (a) a written representation that the Bigger Funds collectively are not beneficially the owners of ten percent or more of Eastside’s outstanding shares and (b) a written demand for reissue of the Shares to the Bigger Funds by crediting the accounts of the Bigger Funds or their designees’ balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”). The certificates must be endorsed for transfer with medallion signature guarantees. As used herein, the “FT Share Delivery Date” shall be the later of (a) April 17, 2023 if the certificates, the representation and the demand are received by counsel on or prior to Noon on April 13, 2023 or (b) three Trading Days after the Trading Day (later than Noon on April 13, 2023) on which the certificates and the demand are received by counsel. The certificates and the demand shall be deemed to have been “received by counsel” on the date on which they are physically delivered to Robert Brantl, Esq. at 181 Dante Avenue, Tuckahoe, NY 10707 (or the Trading Day thereafter, if delivery occurs after Noon), with email notice of the posting have been sent to rbrantl21@gmail.com at least one day prior to the delivery. On or before the FT Share Delivery Date, Eastside shall cause the Shares to be delivered via DWAC as demanded. If Eastside fails for any reason to deliver the Shares via DWAC as demanded on or prior to the FT Share Delivery Date, Eastside shall pay to the Bigger Funds, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares subject to such reissue instructions (based on the VWAP of the Common Stock on the FT Share Delivery Date), $5 per Trading Day (increasing to $10 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such FT Share Delivery Date until such Shares are delivered. Eastside agrees to maintain a transfer agent that is a participant in the FAST program through April 30, 2023. Eastside shall exclusively bear all expenses arising from its compliance with this Section 5.

6.	Except as expressly modified hereby, the Parties agree that all terms, conditions, covenants, representations and warranties contained in the Documents and all rights of the Bigger Funds and all of the obligations of Eastside under the Documents (the “Obligations”), shall remain in full force and effect. Eastside hereby confirms that the Documents are in full force and effect and that Eastside has no right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations or any Document. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of any Document, (ii) amend, modify or operate as a waiver of any provision of the Documents or any right, power or remedy of Bigger or District 2, (iii) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (iv) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each of Bigger and District 2 reserves all of its rights, powers, and remedies under the Documents and applicable law. All of the provisions of the Documents are hereby reiterated, and if ever waived, are hereby reinstated. Eastside hereby agrees that this Amendment Agreement in no way acts as a release or relinquishment of the liens and rights securing payments of the Obligations and this Amendment Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Accommodation Agreement as of the date first written above.

EASTSIDE DISTILLING, INC.

By:
Geoffrey Gwin, CEO

BIGGER CAPITAL FUND, LP

By:
Michael Bigger, Managing Member of the GP

DISTRICT 2 CAPITAL FUND LP

By:
Michael Bigger, Managing Member of the GP

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